Exhibit 99.1

Medifast, Inc. Announces Executive Management Change

OWINGS MILLS, Md., November 13, 2012 – Medifast, Inc. (NYSE: MED), leading United States manufacturer and provider of clinically proven, portion-controlled weight-loss products and programs, today announced that the Company’s Chief Financial Officer, Brendan Connors, will resign to pursue other interests, effective immediately. Chairman and Chief Executive Officer, Michael C. MacDonald has named Edward J. Powers, as interim Chief Financial Officer.

“On behalf of our employees and the Board we would like to thank Brendan for his contributions to the growth of Medifast over the last seven years,” commented Mr. MacDonald. “He is leaving Medifast with a strong balance sheet and a robust Finance team focused on optimizing our overall cost structure to further leverage our sales momentum, improve our margins and deliver increased earnings results, while continuing to focus on enhancing the customer experience in each of our sales channels - Take Shape for Life, Medifast Direct, and Medifast Weight Control Center and Wholesale Physicians. We wish him the best of luck in his future endeavors."

Mr. Powers joined Medifast as Senior Controller in 2011 with over 30 years of finance and accounting experience. Most recently, Mr. Powers was Global Controller, Construction Group at Stanley Black & Decker, Inc. (NYSE: SWK) from 2010 to 2011. While at Stanley Black & Decker, Inc., Mr. Powers also was Director of Finance, Global Product Development from 2009 to 2010 and Director of Finance, Business Planning and Analysis, Industrial Products Group from 2006 to 2009. Prior to joining Stanley Black & Decker, Inc., Mr. Powers was held various roles at DeWalt including Director of Finance, Marketing Division from 2000 to 2005, Director of Finance, Business Development from 2000 to 2005, Director of Finance, Latin American Group from 1998 to 1999 and Assistant Corporate Controller from 1993 to 1998. Mr. Powers also worked for the international accounting firm Coopers & Lybrand for 13 years.

The Company has engaged an executive recruiting firm to conduct a search for a new chief financial officer.

About Medifast

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven, portion-controlled weight-loss program. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's ability to attract and retain independent Health Coaches and customers, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:
Katie Turner (646) 277-1228 Katie.turner@icrinc.com

Media Contact:
Alecia Pulman (203) 682-8224 apulman@icrinc.com